                                                                  Exhibit 99.(L)

                               PURCHASE AGREEMENT


        Hotchkis and Wiley Funds (the Fund), an open-end management investment company and a Delaware business trust, and Hotchkis and Wiley Capital Management, LLC (H&W), a Delaware limited liability company, intending to be legally bound, hereby agree as follows:

        1. In order to provide the Fund with its initial capital, the Fund hereby sells to H&W, and H&W hereby purchases, 1 share of beneficial interest (the Share) of the Hotchkis and Wiley Equity Fund for Insurance Companies, at the net asset value of $10.00 per share. The Fund hereby acknowledges receipt from H&W of funds in the amount of $10.00 in full payment for the Share.

        2. H&W represents and warrants to the Fund that the Share is being acquired for investment and not with a view to distribution thereof and that H&W has no present intention to redeem and dispose of the Share. H&W agrees that it will not redeem its $10.00 investment before the series acquires the assets and liabilities of its counterpart series of the Mercury HW Funds.

        IN WITNESS THEREOF, the parties have executed this agreement as of the 17th day of October, 2001.

                                          HOTCHKIS AND WILEY FUNDS



                                          By  /s/ Nancy D. Celick
                                             ----------------------------------

                                          HOTCHKIS AND WILEY CAPITAL
                                          MANAGEMENT, LLC



                                          By  /s/ Nancy D. Celick
                                             ----------------------------------



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                               PURCHASE AGREEMENT

        Hotchkis and Wiley Funds (the Fund), an open-end management investment company and a Delaware business trust, and Stephens Inc. (Stephens), an Arkansas corporation, intending to be legally bound, hereby agree as follows:

        1. In order to provide the Fund with its initial capital, the Fund hereby sells to Stephens, and Stephens hereby purchases, 10,000 shares of beneficial interest (the Shares) of the Fund. The Shares are apportioned as follows:

        Hotchkis and Wiley Large Cap Value Fund
               833 Class I Shares
               833 Class A Shares
               833 Class B Shares
               833 Class C Shares
        Hotchkis and Wiley Mid- Cap Value Fund
               833 Class I Shares
               833 Class A Shares
               833 Class B Shares
               833 Class C Shares
        Hotchkis and Wiley Small Cap Value Fund
               833 Class I Shares
               833 Class A Shares
               833 Class B Shares
               833 Class C Shares

               each at the net asset value of $10.00 per share. The Fund hereby acknowledges receipt from Stephens of funds in the amount of $100,000 in full payment for the Shares.

        2. Stephens represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof and that Stephens has no present intention to redeem and dispose of any of the Shares. Stephens agrees that it will not redeem its $100,000 investment before each series acquires the assets and liabilities of its counterpart series of the Mercury HW Funds.

        IN WITNESS THEREOF, the parties have executed this agreement as of the 17th day of October, 2001.

                                           HOTCHKIS AND WILEY FUNDS



                                           By /s/ Nancy D. Celick
                                              ---------------------------------

                                           STEPHENS INC.



                                           By  /s/ Richard H. Blank Jr.
                                              ---------------------------------